UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 12, 2018

NEOGENOMICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35756	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12701 Commonwealth Drive, Suite 9, Fort Myers, Florida	33913
(Address of principal executive offices)	(Zip Code)
(239) 768-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
NeoGenomics, Inc. (the “Company”) announces that Lawrence M. Weiss, MD, age 62, has been appointed Chief Scientific Officer effective December 12, 2018. Dr. Weiss has served the Company since March 2016 as Medical Director and Director of Pathology Services. Prior to joining the Company, Dr. Weiss served at Clarient Diagnostic Services, Inc. as a Pathologist and subsequently as Laboratory Director from 2011 through 2016. Dr. Weiss is currently a Visiting Professor in the Department of Pathology and Medicine for the University of California at Irvine. Dr. Weiss received his B.S. and M.D. summa cum laude from the University of Maryland.

NeoGenomics Laboratories Inc., a wholly-owned subsidiary of the Company, and Dr. Weiss entered into a medical services agreement effective December 12, 2018, which provided that Dr. Weiss' base compensation would be $576,300 per year. Dr. Weiss is also eligible to receive a performance based bonus which is targeted at 30% of his base compensation upon completion of specific metrics established by the Company’s Chief Executive Officer and approved by the Company’s Board or the Compensation Committee of the Board for such fiscal year. Dr. Weiss is entitled to participate in all medical and other benefits that the Company has established for its employees.

Previously, Dr. Weiss was granted options to purchase up to 90,000 shares of the Company’s common stock. Upon appointment as Chief Scientific Officer, he was granted options to purchase an additional 25,000 shares of the Company’s common stock. All option grants have an exercise price equal to the closing price per share at which such stock was quoted on the NASDAQ Stock Market on the date prior to the grant date. The option grants have five year terms, subject to continued employment, and will vest ratably over the first three anniversary dates of the grant date.

Dr. Weiss does not have any family relationships with any of the Company’s other officers or directors.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release of NeoGenomics, Inc. dated December 13, 2018

Exhibit Index

Exhibit No.	Description
99.1	Press Release of NeoGenomics, Inc. dated December 13, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

By:	/s/ Sharon A. Virag
Sharon A. Virag
Chief Financial Officer
December 14, 2018